UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2024, in connection with the sale and leaseback transaction described herein, a subsidiary of Workhorse Group Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with William Repny LLC (the “Purchaser”) for the sale of its Union City, Indiana manufacturing facility and campus, excluding any equipment or fixtures used in manufacturing operations (the “Property”), to Purchaser for a purchase price, before fees and expenses, of approximately $34.5 million.

Pursuant to the Sale Agreement and upon the closing of the sale of the Property, the Company will lease back the Property from the Purchaser under a triple-net lease agreement (the “Lease”) for an initial term of 20 years. The Company will have the option to renew the Lease for three additional 10-year renewal terms, subject to the terms of the Lease.

Under the Lease, the Company will pay base annual rent of approximately $3.375 million for the Property, subject to an annual increase of 3% during the initial term of the lease and certain additional increases during any renewal term. In addition to rent, the Company will be responsible for all costs and expenses related to the Property, including, without limitation, maintenance, operation, repair and replacement of buildings and improvements, utility charges, insurance premiums and real estate taxes and assessments.

The closing is subject to Purchaser performing satisfactory due diligence on the Property, obtaining financing and other customary closing conditions. There is no assurance at this time that the Purchaser will purchase the Property. The Company plans to use the proceeds for general corporate purposes.

The above description of the terms of the sale and leaseback transaction does not purport to be complete and is qualified in its entirety by the full text of the Sale Agreement which is filed as an exhibit to this Current Report on Form 8-K.

The Sale Agreement, which is filed as an exhibit to this report, contains provisions, including representations and warranties of the parties, that are intended only for the purpose of establishing a commercial relationship between the parties, including allocating risk between them. These representations and warranties speak only as of a specific date, are subject to transaction-specific, negotiated limitations, qualifications and standards of materiality and do not purport to be factually accurate statements about the matters they address. Accordingly, investors should not rely on such representations and warranties and other provisions as statements of fact about the Company or any other person.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 31, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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